                                                                   Exhibit 10.12

                                                                    CONFIDENTIAL
                                                                    ------------

                       SEPARATION AND CONSULTING AGREEMENT
                       -----------------------------------

     This Separation and Consulting Agreement ("Separation and Consulting Agreement"), is effective as of March 4, 2002 (the "Effective Date"), by and between Boylan Partners, LLC, an Oklahoma limited liability company ("Consultant"), Peter C. Boylan III ("Boylan"), and Gemstar-TV Guide International, Inc., (the "Company").

     WHEREAS, Boylan has been employed as Co-President, Co-Chief Operating Officer and Member of the Office of the Chief Executive Officer of the Company, pursuant to an Employment Agreement, entered into as of March 1, 1999 (the "Employment Agreement");

     WHEREAS, Boylan and the Company have mutually agreed to terminate their employment relationship upon the terms set forth herein; and

     WHEREAS, Consultant is willing to provide advice to and consult with the Company and its affiliates, on a non-exclusive basis, as the Company may reasonably request, subject to the terms and conditions contained herein, from time to time on matters with which Boylan was familiar and/or about which Boylan acquired knowledge, expertise and/or experience during the time that Boylan was employed by the Company or its subsidiaries.

     NOW, THEREFORE, in consideration of the covenants undertaken and the releases contained in this Separation and Consulting Agreement, including Exhibits, Consultant, Boylan and the Company agree as follows:

     I.    RESIGNATION. Boylan hereby resigns as an officer, director, employee,
           -----------
and in any other capacity with the Company and any of its affiliated entities, effective April 1, 2002 (the "Separation Date"). Concurrently with the execution of this Separation and Consulting Agreement, Boylan shall execute the letters attached as Exhibit A and Exhibit B hereto. The Company hereby accepts such
            ---------     ---------
resignation.

     II.   TERMINATION OF EMPLOYMENT AGREEMENT. The Employment Agreement shall
           -----------------------------------
terminate immediately prior to the Separation Date, provided, however, that notwithstanding anything to the contrary in this Separation and Consulting Agreement, Section 5, Section 6, Section 7, and Sections 8(e), (f), (g), (h) and
(n) and Schedule II thereto shall continue to apply in accordance with their terms. All payments due to Consultant and/or Boylan from the Company on or after the Separation Date shall be determined under this Separation and Consulting Agreement, and no payments shall be made under the Employment Agreement except pursuant to Section 5 thereto. Schedule II of the Employment Agreement shall also apply with respect to the Consulting Fee paid hereunder, and the definitions used therein shall be modified accordingly (i.e., the term "Employee" as used therein shall also be deemed to refer to Consultant, and the term "this Agreement" shall also be deemed to refer to this Separation and Consulting Agreement).

     III.  TRANSITION. From the Effective Date until the Separation Date, Boylan
           ----------
shall be on paid vacation from the Company, which shall not be deducted from his accrued vacation, and Boylan shall cooperate with the Company in the transition of his duties, including but not limited

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                                                                    CONFIDENTIAL
                                                                    ------------

to introducing his business contacts to the Company as reasonably requested by the Company. To the extent Henry Yuen requests Boylan to travel from the Effective Date through the Separation Date, Boylan shall be entitled to the same travel arrangements and accommodations as are presently provided to him consistent with past practices. From the Effective date through the Separation Date, Boylan will continue to sign all necessary and appropriate documents on behalf of the Company as reasonably requested by the CEO of the Company, including, but not limited to, board resolutions, financial reports and/or Securities and Exchange Commission filings by the Company. As to any document that has not been signed by the CEO at the time of presentation to Boylan for signature, Boylan reserves the right to reasonably satisfy himself as to the accuracy of the information contained therein. Boylan's check writing authority and authorizations as an officer of the Company shall terminate as of the Effective Date, and Boylan shall sign any and all such documents necessary to transfer such power to a person designated by the CEO of the Company. Nothing contained herein is intended to preclude Boylan from declining to sign any document if he, at the Company's expense, provides to the Company a written opinion of counsel setting forth the factual and legal bases why signing such document may reasonably be expected to subject Boylan to liability or cause him to violate any applicable law, provided, however, that prior to obtaining such opinion, Boylan shall give written notice to the Company and provide the Company with a reasonable period to either withdraw its request that Boylan sign such document or resolve Boylan's objection to such document to his reasonable satisfaction. Boylan shall comply with all applicable rules and regulations applicable to directors, officers, and insiders, including but not limited to insider trading and fiduciary duty obligations.

     IV.  BENEFIT CONTINUATION. For a period of sixty (60) months following the
          --------------------
Separation Date the Company shall continue to provide medical, dental, life, and disability insurance coverage and other benefits required to be provided under
Section 3(d) of the Employment Agreement, at no cost to Boylan, at a level commensurate with the coverage provided to Boylan as of the Separation Date.

     V.   STOCK OPTIONS. Upon Boylan's execution of the Supplemental Release
          -------------
attached hereto as Exhibit C, all unvested stock options previously granted to
                   ---------
Boylan by TV Guide, Inc., TV Guide International, Inc. and/or the Company shall immediately vest in full and shall become fully exercisable for their full term, and all previously vested stock options shall remain fully exercisable for their full term as forth in the Schedule attached hereto as Exhibit D. Boylan agrees
                                                      ---------
that from the Effective Date through July 1, 2002, unless and until a Releasing Event (as defined below) occurs, Boylan shall not sell more than 10% of the total number of shares of Company stock or options beneficially owned by Boylan as of the date hereof unless and until the market price for the Company's stock reaches $25.00 per share. "Releasing Event" means the occurrence of one of the following: (i) Henry Yuen ceases to be Chairman and Chief Executive Officer of the Company or (ii) Henry Yuen publicly announces his intention to resign as Chairman and Chief Executive Officer of the Company. Upon the occurrence of a Releasing Event, Boylan shall not be precluded by this agreement from selling any and all shares of the Company's stock without restriction. To the extent Boylan's stock option agreements permit the transfer of such options for estate planning purposes (to the extent provided in Section 7.2(e) of the TVG Equity Incentive Plan), the Company represents it will recommend that the

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                                                                    CONFIDENTIAL
                                                                    ------------

Compensation Committee of the Company approve a resolution in the form attached hereto as Exhibit F. The Company shall use best efforts to obtain unanimous
          ---------
consent to such resolution within five (5) business days of Boylan's execution of this Separation and Consulting Agreement. If such unanimous consent cannot be obtained within five (5) business days of Boylan's execution of this Separation and Consulting Agreement, the Company shall notice a meeting of the Compensation Committee to occur within fifteen (15) business days after Boylan's execution of this Separation and Consulting Agreement to consider such resolution, and the Company shall use best efforts to obtain approval from the Compensation Committee at such meeting.

     VI.   NON-DISPARAGEMENT. Consultant and Boylan agree that each shall not
           -----------------
directly or indirectly, make or ratify any public statement, oral or written, to any person that disparages the Company, its subsidiaries or its officers and employees, past and present, and each of them.

           The Company agrees that it shall not, and shall cause its subsidiaries, officers and employees not to, directly or indirectly, make or ratify any public statement, oral or written, to any person that disparages, either professionally or personally, Boylan or Consultant.

     VII.  RELEASES. Except for those obligations created by or arising out of
           --------
this Separation and Consulting Agreement or out of the Employment Agreement as it has been modified hereby, for which receipt or satisfaction has not been acknowledged herein, Boylan on behalf of himself, his descendants, dependents, heirs, executors, administrators, assigns, and successors, and each of them, hereby covenants not to sue and fully releases and discharges the Company, and its parents, subsidiaries and affiliates, past and present, and each of them, as well as its and their trustees, directors, officers, agents, attorneys, insurers, employees, stockholders, representatives, assigns, and successors, past and present, and each of them, hereinafter together and collectively referred to as "the Company Releasees," with respect to and from any and all claims, wages, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys' fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which he now owns or holds or he has at any time heretofore owned or held or may in the future hold as against said Company Releasees, arising out of or in any way connected with his service as an officer, director, or employee of any the Company Releasee, his separation from his position as an officer, director, and employee of any the Company Releasee, or any other transactions, occurrences, acts or omissions or any loss, damage or injury whatever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of said Company Releasees, or any of them, committed or omitted prior to the Effective Date including, without limiting the generality of the foregoing, any claim under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, the California Fair Employment and Housing Act, the California Family Rights Act, or any claim for severance pay, bonus, sick leave, holiday pay, vacation pay, life insurance, health or medical insurance or any other fringe benefit, workers' compensation or disability.

Except for those obligations created by or arising out of this Separation and Consulting Agreement, or the Employment Agreement as it has been modified hereby, for which receipt or

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                                                                    CONFIDENTIAL
                                                                    ------------

satisfaction has not been acknowledged herein, the Company, on its own behalf and on behalf of its parents, subsidiaries, officers, directors, employees, and affiliates, assigns and successors, and each of them, hereby acknowledges full and complete satisfaction of and releases and discharges, and covenants not to sue, Boylan, as well as his trustees, agents, attorneys, insurers, employees, representatives, assigns, and successors, past and present, and each of them, hereinafter together and collectively referred to as "the Boylan Releasees," from and with respect to and from any and all claims, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys' fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which it now owns or holds or it has at any time heretofore owned or held or may in the future hold as against Boylan arising out of or in any way connected with Boylan's service as an officer, director, employee and/or agent of any Company Releasee, his separation from his position as an officer, director, employee and/or agent of any Company Releasee, or any other transactions, occurrences, acts or omissions or any loss, damage or injury whatever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of said Boylan Releasees committed or omitted prior to the Effective Date.

     VIII. 1542 WAIVER. It is the intention of Boylan and the Company in
           -----------
executing this instrument that the same shall be effective as a bar to each and every claim, demand and cause of action hereinabove specified. In furtherance of this intention, Boylan and the Company hereby expressly waive any and all rights and benefits conferred upon them by the provisions of SECTION 1542 OF THE CALIFORNIA CIVIL CODE and expressly consent that this Separation and Consulting Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those related to unknown and unsuspected claims, demands and causes of action, if any, as well as those relating to any other claims, demands and causes of action hereinabove specified. SECTION 1542 provides:

                    "A GENERAL RELEASE DOES NOT EXTEND TO
           CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

Boylan and the Company acknowledge that they may hereafter discover claims or facts in addition to or different from those which Boylan and the Company now know or believe to exist with respect to the subject matter of this Separation and Consulting Agreement and which, if known or suspected at the time of executing this Separation and Consulting Agreement, may have materially affected this settlement. Nevertheless, Boylan and the Company hereby waive any right, claim or cause of action that might arise as a result of such different or additional claims or facts. Boylan and the Company acknowledge that they understand the significance and consequence of such release and such specific waiver of Section 1542.

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                                                                    CONFIDENTIAL
                                                                    ------------

     IX.    SUPPLEMENTAL RELEASES. On the Separation Date, Boylan and the
            ---------------------
Company shall execute the Supplemental Releases attached hereto as Exhibit C
                                                                   ---------
covering the period from the Effective Date through the Separation Date.

     X.     CONFIDENTIALITY. Company, Consultant and Boylan agree that the terms
            ---------------
and conditions of this Separation and Consulting Agreement shall remain confidential and that they shall not (except as required by law), disclose them to any other person other than their respective attorneys, accountants and advisors. In the event that the Company is required by regulation or rule of the Securities and Exchange Commission or any self-regulatory organization to include this Separation and Consulting Agreement in any publicly available filing, the Company shall seek to redact or otherwise treat as confidential its terms and conditions to the maximum extent permitted by such regulations and rules. Except with respect to Liberty Media Corporation as set forth below, neither Company, Consultant nor Boylan will respond to or in any way participate in or contribute to any public discussion, notice or other publicity concerning, or in any way relating to, execution of this Separation and Consulting Agreement or the events (including any negotiations) which led to its execution, except as materially consistent with the agreed upon statement attached as Exhibit G
                                                                 ---------
hereto. Without limiting the generality of the foregoing, Consultant and Boylan agree that they shall not disclose the detailed terms and conditions of this Separation and Consulting Agreement to any current or former employee of the Company. Boylan shall be permitted to discuss his departure from the Company with Liberty Media Corporation prior to public announcement of such departure, provided, however, that Boylan shall inform Liberty Media that such information shall be deemed inside information unless and until a public announcement is made by the Company. The parties hereby agree that disclosure of any of the terms and conditions of the Separation and Consulting Agreement in violation of the foregoing shall constitute and be treated as a material breach of this Separation and Consulting Agreement.

     XI.   NO TRANSFERRED CLAIMS. Boylan and the Company each warrant and
           ---------------------
represent that they have not heretofore assigned or transferred to any person not a party to this Separation and Consulting Agreement any released matter or any part or portion thereof and each shall defend, indemnify and hold harmless the others from and against any claim (including the payment of attorneys' fees and costs actually incurred whether or not litigation is commenced) based on or in connection with or arising out of any such assignment or transfer made, purported or claimed.

     XII.  CONSULTING ENGAGEMENT. The Company hereby engages Consultant and
           ---------------------
Consultant hereby accepts such engagement, upon the terms and conditions hereinafter set forth, for a three (3) year period commencing on April 2, 2002, unless earlier terminated by mutual agreement of the parties.

     XIII. CONSULTING SERVICES.
           -------------------

           A. Consultant shall perform consulting services subject to the terms and conditions provided for herein during the course of his engagement under this Separation and Consulting Agreement on a non-exclusive basis which shall include providing advice to and consultation with the Company and its subsidiaries as Company (and/or its subsidiaries) may

                                                                    CONFIDENTIAL
                                                                    ------------

reasonably request from time to time at mutually convenient times on matters with which Boylan was familiar and/or about which Boylan acquired knowledge, expertise and/or experience during the time that Boylan was employed by the Company or its subsidiaries, provided, however, that Consultant shall not be required to perform any services that (1) differ materially from the duties Boylan performed for the Company prior to the date of this Agreement or (2) are materially inconsistent with Consultant's or Boylan's duties for a subsequent employer or entity to which consulting or other services are rendered. The Company shall for a period of six months from the Separation Date (1) maintain and provide Boylan remote and other access to his current e-mail address and (2) maintain and provide Boylan remote and other access to his voice mailbox.

          B. Consultant agrees to devote reasonable time and energy up to 10 hours per month to the business of the Company to accomplish the projects assigned from time to time, subject to any time restrictions imposed by any new employer of (or entity to which consulting or other services are rendered by) Consultant or Boylan. Consultant shall report to Henry Yuen a summary of all consulting activity performed hereunder including without limitation any business contacts made on behalf of the Company reasonably promptly after such activity has been performed, and if reasonably requested by Henry Yuen, such summary shall be reduced to a writing.

          C. For the term of this Separation and Consulting Agreement, Consultant shall report only to Henry Yuen, the Chief Executive Officer of the Company ("CEO") and shall not initiate any business-related contact with other employees of the Company unless requested by the CEO. In addition, from the Effective Date and for the term of this Separation and Consulting Agreement, Boylan shall minimize contact with the Company and refer any business-related questions from employees of the Company to Henry Yuen. From the Effective Date and for the term of this Separation and Consulting Agreement, Consultant and Boylan shall not initiate communication with any analysts regarding Boylan's resignation or the Company's business. If communication is initiated by any analyst, Consultant and/or Boylan shall only communicate with any such analyst regarding Boylan's resignation in a manner that is materially consistent with the Agreed Statement and, with respect to communications initiated by any such analyst regarding the Company's business, Consultant and/or Boylan shall refer such analyst to Henry Yuen or his designee.

          D. Notwithstanding anything to the contrary in this Separation and Consulting Agreement, in the event of the death or Disability (as that term is defined in the Employment Agreement) of Boylan, Consultant will have no further obligations under this Section XIII or under Section XXII.E, and Consultant will be entitled to retain the full amount of the Consulting Fee.

     XIV. CONSULTING COMPENSATION. As full compensation for any consulting
          -----------------------
services that Consultant provides during the term of this Separation and Consulting Agreement, the Company shall pay Consultant by wire transfer (a) upon execution of this Agreement, the gross sum of $1,729,870, and (b) upon Boylan's execution of the Supplemental Release set forth in Exhibit C, the gross sum of
                                                   ---------
$3,227,697, ((a) and (b) together, the "Consulting Fee.") Consultant agrees that it will be solely responsible for any taxes due as a result of the payment of such Consulting Fee, and Consultant and Boylan will defend and indemnify the Company from and

                                                                    CONFIDENTIAL
                                                                    ------------


against any and all losses or liabilities, including defense costs, arising out of Consultant's failure to pay any taxes due with respect to such Consulting Fee. If the Company determines that applicable law requires that taxes should be withheld from the Consulting Fee, the Company reserves the right to withhold, as legally required, and to notify Consultant accordingly. Promptly upon the receipt of an invoice therefor, the Company shall pay directly to Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro $28,500 for legal services to Boylan and Consultant in the negotiation and preparation of this Separation and Consulting Agreement. Any fees incurred by Boylan with KPMG in relation to the negotiation and documentation of this Separation and Consulting Agreement shall be submitted by Boylan and paid by the Company pursuant to Section 3(d) of the Employment Agreement.

     XV.   EXPENSES. Consultant shall be entitled to receive prompt
           --------
reimbursement for all reasonable expenses incurred by it in performance of the services under this Separation and Consulting Agreement upon the presentation of documentary evidence of such expenses. Expenses and travel arrangements, including without limitation travel and accommodation expenses, shall be deemed reasonable if they are in accordance with the expense policies and travel arrangements presently applicable to Boylan. Consultant's air travel shall be coordinated by Henry Yuen's assistant. All expenses incurred by Consultant in connection with its consulting duties hereunder shall be reimbursed by the Company in a reasonably prompt manner, but not to exceed 10 business days.

     XVI.  RELATIONSHIP. Consultant shall operate at all times as an independent
           ------------
contractor of the Company. This Separation and Consulting Agreement does not authorize Consultant or Boylan to act for the Company as its agent or to make commitments on behalf of the Company. Consultant and the Company intend that an independent contractor relationship be created by this Separation and Consulting Agreement, and nothing herein shall be construed as creating an employer/employee relationship, partnership, joint venture, or other business group or concerted action. Neither Consultant nor Boylan at any time shall hold itself or himself out as an agent of the Company for any purpose, including reporting to any governmental authority or agency, and shall have no authority to bind the Company to any obligation whatsoever.

     XVII. NONCOMPETITION.
           --------------

           A. Notwithstanding anything to the contrary in any agreement between Boylan and the Company (including its subsidiaries), Consultant and Boylan agree that, during the term of Consultant's consulting engagement, Consultant and Boylan will not, directly or indirectly, without the prior written consent of the CEO of the Company, provide consultative service with or without pay, own, manage, operate, join, control, participate in, or be connected as a stockholder, general partner, or otherwise with any entity or any subsidiary or controlled entity of any entity set forth in Exhibit E hereto. Nothing in this
                                             ---------
section is intended to prevent Consultant or Boylan from owning up to five percent (5%) of the publicly traded stock of any company. In the event of any inconsistency or conflict between this Section XVII and any other prior agreement between Boylan and the Company (including its subsidiaries), the terms of this Section XVII shall control.

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                                                                    CONFIDENTIAL
                                                                    ------------


          B. It is expressly agreed that the Company will or would suffer irreparable injury if Consultant or Boylan were to provide consultative service with or without pay, own, manage, operate, join, control, participate in, or be connected as a stockholder, general partner, or otherwise with, any entity or any subsidiary or controlled entity of any entity set forth in Exhibit E hereto
                                                               ---------
in violation of this Separation and Consulting Agreement and that the Company would by reason of such violation be entitled to injunctive relief in a court of appropriate jurisdiction. In the event of any such breach, Consultant and Boylan consent and stipulates to the entry of such injunctive relief in such a court prohibiting him from providing consultative service with or without pay, owning, managing, operating, joining, controlling, participating in, or being connected as a stockholder, general partner, or otherwise with, any entity or any affiliate of any entity or any subsidiary or controlled entity of any entity set forth in Exhibit E hereto in violation of this Separation and Consulting
         ---------
Agreement.

     XVIII. SOLICITING EMPLOYEES. Consultant and Boylan promises and agrees that
            --------------------
neither will, from the Effective Date and for a period of one year following the term of this Separation and Consulting Agreement, directly or indirectly solicit any employees of the Company or its subsidiaries that earn greater than $100,000 per year as of the Effective Date to work for any business, individual, partnership, firm, or corporation without first giving 10 days prior written notice to the CEO of the Company.

     XIX.   CONFIDENTIAL INFORMATION. Consultant and Boylan agree to not make
            ------------------------
use of, divulge or otherwise disclose, directly or indirectly, any trade secret or other confidential or proprietary information concerning the business (including, but not limited to its products, employees, services, practices or policies) of the Company or any of its subsidiaries of which Consultant and/or Boylan may learn or be aware as a result of Consultant's engagement during the term of this Separation and Consulting Agreement or prior thereto as shareholder, employee, officer or director of or consultant to Company and its predecessors, except to the extent such use or disclosure is (i) necessary to the performance of this Separation and Consulting Agreement and in furtherance of the Company's best interests, (ii) required by applicable law, (iii) lawfully obtainable from other sources, or (iv) authorized in writing by the Company or
(iv) relates to information which is publicly available.

     XX.    SERP. In connection with the TV Guide, Inc. SERP Deferred
            ----
Compensation Plan (the "SERP"), the Company acknowledges that Boylan shall be deemed to be 100% vested with respect to amounts credited and/or to be credited to his Matching Contribution Account (capitalized terms used and not otherwise defined in this Section XX have the meanings attributed to them in the SERP). Upon the execution of this Agreement by Boylan, the Company shall credit an additional $1,497,827 to Boylan's Matching Contribution Account, which credit is derived from the deferral and matching amounts set forth on Exhibit H attached
                                                            ---------
hereto. The Company and Boylan agree that the SERP is hereby amended as follows with respect to Boylan: (1) Boylan's SERP benefit shall become payable upon Boylan's attainment of age 40 and such benefit shall be paid in annual distributions from the Boylan accounts in ratable amounts over a five-year term such that all amounts credited to all Boylan accounts are distributed in full by the completion of the five-year term with the first payment to Boylan to be made not later than sixty days after Boylan attaining age 40; (2) Boylan shall have the right to request immediate

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                                                                    CONFIDENTIAL
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distribution, in whole or in part, of vested amounts credited to Boylan accounts in the event of an unforeseeable financial hardship or emergency, subject to reasonable approval by the compensation Committee; (3) Boylan shall have the right to request immediate distribution of vested amounts credited to his accounts at any time, provided that in the event of such request and distribution that such amounts be reduced by ten percent (10%) withdrawal penalty which shall be forfeited to Company; (4) all amounts credited to Boylan's accounts shall be distributed immediately after the occurrence of any of (i) a Change of Control (as that term is defined in the Employment Agreement) of the Company, (ii) a change in the Chief Executive Officer of the Company,
(iii) a material default by the Company on any debt agreement or similar arrangement, or (iv) a restatement of Company net earning for any fiscal year which results in a reduction of net earnings by greater than five (5%) of the net earnings of the Company as originally stated for such fiscal year. Boylan and Consultant agree that the Consulting Fee shall not be Compensation for purposes of the SERP.

     XXI.  INDEMNIFICATION. To the maximum extent permitted by applicable law,
           ---------------
the Company shall indemnify Consultant and Boylan and hold them harmless from and against any and all claims, liabilities, judgments, fines, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees, costs of investigation and experts, settlements and other amounts actually incurred by Consultant or Boylan in connection with the defense of any action, suit or proceeding, and in connection with any appeal thereon) incurred by Consultant or Boylan in any and all threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative (including, without limitation, actions, suits or proceedings brought by or in the name of the Company), arising, directly or indirectly, by reason of Consultant's or Boylan's status, actions or inaction as a consultant or agent of the Company or of an affiliate of the Company so long as their conduct was in good faith. Company shall promptly advance to Consultant upon request any and all expenses incurred by Consultant in defending any and all such actions, suits, or proceedings to the maximum extent permitted by law.

     XXII. MISCELLANEOUS
           -------------

           A.  SUCCESSORS.
               ----------

                  1. This Separation and Consulting Agreement is personal to Consultant and shall not, without the prior written consent of the Company, be assignable by Consultant. Consultant shall be obligated to provide the services of Boylan to fulfill its consulting obligations hereunder.

                  2. This Separation and Consulting Agreement shall inure to the benefit of and be binding upon the Company and its successors and any such successor shall be deemed substituted for the Company under the terms of this Separation and Consulting Agreement for all purposes. As used herein, "successor" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires the stock of the Company.

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                                                                    CONFIDENTIAL
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           B.  WAIVER. No waiver of any breach of any term or provision of this
               ------
Separation and Consulting Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Separation and Consulting Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

           C.  MODIFICATION. This Separation and Consulting Agreement may not be
               ------------
amended or modified other than by a written agreement executed by Consultant, Boylan and an authorized officer of the Company.

           D.  COMPLETE AGREEMENT. This Separation and Consulting Agreement and
               ------------------
the Employment Agreement as modified hereby constitutes and contains the entire agreement and final understanding concerning Consultant's and Boylan's relationship with the Company and the other subject matters addressed herein between the parties, and supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matters hereof. Any representation, promise or agreement not specifically included in this Separation and Consulting Agreement or the Employment Agreement as modified hereby shall not be binding upon or enforceable against either party. This is an integrated agreement.

           E.  LITIGATION AND INVESTIGATION ASSISTANCE. In addition to the
               ---------------------------------------
consulting services described in Section XIII, Consultant agrees to reasonably cooperate (subject to the time commitments Consultant and/or Boylan has to any entity to which either is rendering consulting or other services), at no expense to Consultant, at mutually convenient times, in the Company's defense against any threatened or pending litigation or in any investigation or proceeding by any governmental agency or body that relates to any events or actions which occurred during the term of Boylan's employment with the Company. Consultant shall provide up to thirty (30) full days of such services at no charge to the Company for such services, other than the reimbursement of Consultant's expenses in accordance with Section XV. Thereafter, in addition to expense reimbursement, Consultant will be paid a daily rate of $4,318 for each full day of consulting services provided pursuant to this Section. From and after the Separation Date, except as requested by the Company or as required by law, neither Consultant nor Boylan shall not comment upon any (i) threatened or pending litigation (including investigations or arbitrations) involving the Company or any of its subsidiaries or (ii) threatened or pending government investigation involving the Company or any of its subsidiaries. If Consultant or Boylan receives inquiries regarding any such matters, Consultant and/or Boylan shall refer such inquiries to Henry Yuen or his designee.

           F.  OFFICE EQUIPMENT AND FURNITURE.  The Company shall transfer to
               ------------------------------
Consultant, at no expense to Consultant, title to his office equipment and his office furniture on the Separation Date. Prior to the transfer to Consultant, the Company shall have the right to remove from any such office equipment any files or programs relating to the business of the Company.

           G.  SEVERABILITY. If any provision of this Separation and Consulting
               ------------
Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of this Separation and Consulting Agreement which can be given effect without the

                                                                    CONFIDENTIAL
                                                                    ------------


invalid provisions or applications and to this end the provisions of this Separation and Consulting Agreement are declared to be severable.

           H.  CHOICE OF LAW. This Separation and Consulting Agreement shall be
               -------------
deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of California without regard to principles of conflict of laws.

           I.  COOPERATION IN DRAFTING. Each party has cooperated in the
               -----------------------
drafting and preparation of this Separation and Consulting Agreement. Hence, in any construction to be made of this Separation and Consulting Agreement, the same shall not be construed against any party on the basis that the party was the drafter.

           J.  COUNTERPARTS. This Separation and Consulting Agreement may be
               ------------
executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

           K.  ARBITRATION. Any controversy arising out of or relating to this
               -----------
Separation and Consulting Agreement, its enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, shall be submitted to final and binding and non-appealable arbitration before a single JAMS/Endispute arbitrator. Such arbitration shall be held in Los Angeles County, California in accordance with California Civil Procedure Code (S)(S) 1280-1288.8, provided, however, that provisional injunctive relief may, but need not, be sought in a court of law while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the Arbitrator. In the event either party institutes arbitration under this Separation and Consulting Agreement, the party prevailing in any such proceeding shall be entitled, in addition to all other relief, to reasonable attorneys' fees relating to such arbitration. The nonprevailing party shall be responsible for all costs of the arbitration, including but not limited to, the arbitration fees, court reporter fees, etc.

           L.  ADVICE OF COUNSEL. In entering this Separation and Consulting
               -----------------
Agreement, the parties represent that they have relied upon the advice of their attorneys, who are attorneys of their own choice, and that the terms of this Separation and Consulting Agreement have been completely read and explained to them by their attorneys, and that those terms are fully understood and voluntarily accepted by them.

           M.  SUPPLEMENTARY DOCUMENTS. All parties agree to cooperate fully and
               -----------------------
to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the basic terms and intent of this Separation and Consulting Agreement and which are not inconsistent with its terms.

                                                                    CONFIDENTIAL
                                                                    ------------


           N.  HEADINGS. The section headings contained in this Agreement are
               --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

           I have read the foregoing Separation and Consulting Agreement and I accept and agree to the provisions it contains and hereby execute it voluntarily with full understanding of its consequences.

           EXECUTED this 4th day of March 2002, at Tulsa County, Oklahoma.

                                            "BOYLAN"

                                              /s/ Peter C. Boylan
                                            --------------------------------
                                            Peter C. Boylan III

           EXECUTED this 4th day of March 2002, at Tulsa County, Oklahoma.

                                            "CONSULTANT"

                                            Boylan Partners, LLC

                                            By /s/ Peter C. Boylan
                                              ------------------------------
                                              Its     Managing Member
                                                 ---------------------------


           EXECUTED this 4th day of March 2002, at Los Angeles County,
California.

                                            "COMPANY"

                                            Gemstar-TV Guide International, Inc.



                                            By /s/ Jonathan Orlick
                                              ------------------------------
                                              Its    Senior Vice President
                                                 ---------------------------

                                    EXHIBIT A

To:  Chairman of the Gemstar-TV Guide International, Inc. Board of Directors

From:  Peter C. Boylan III

          I hereby resign as an employee, officer, and in any other capacity with Gemstar-TV Guide, International, Inc., and any of its affiliates, effective April 1, 2002.

                                              /s/ Peter C. Boylan
                                           -------------------------------------
                                           Peter C. Boylan III

                                    EXHIBIT B

To:  Chairman of the Gemstar-TV Guide International, Inc. Board of Directors

From:  Peter C. Boylan III

        I hereby resign as a director of Gemstar-TV Guide, International, Inc., and any of its affiliates, effective April 1, 2002.

                                                    /s/ Peter C. Boylan
                                             -----------------------------------
                                             Peter C. Boylan III

                                    EXHIBIT C

                              SUPPLEMENTAL RELEASE

     1. Except for those obligations created by or arising out of the February __, 2002 Separation and Consulting Agreement to which this Supplemental Release is an Exhibit (the "Separation and Consulting Agreement") or out of the Employment Agreement (as defined in the Separation and Consulting Agreement) as it has been modified thereby, Peter C. Boylan III on behalf of himself, his descendants, dependents, heirs, executors, administrators, assigns, and successors, and each of them, hereby covenants not to sue and fully releases and discharges Company Releasees (as defined in Section __ of the Separation and Consulting Agreement) with respect to and from any and all claims, wages, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys' fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which he now owns or holds or he has at any time heretofore owned or held or may in the future hold as against said the Company Releasees, arising out of or in any way connected with any transactions, occurrences, acts or omissions or any loss, damage or injury whatever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of said Company Releasees, or any of them, committed or omitted after the execution of the Separation and Consulting Agreement and prior to the date of this Supplemental Release.

     2. Except for those obligations created by or arising out of the Separation and Consulting Agreement or out of the Employment Agreement (as defined in the Separation and Consulting Agreement) as it has been modified thereby, the Company, on its own behalf and own behalf if its parents, subsidiaries, officers, directors and affiliates, assigns and successors, and each of them, hereby acknowledges full and complete satisfaction of and releases and discharges, and covenants not to sue, Peter C. Boylan III, as well as his trustees, agents, attorneys, insurers, employees, representatives, assigns and successors, past and present, and each of them, herein after together collectively referred to as "the Boylan Releasees" from and with respect to and from any and all claims, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys' fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which it now owns or holds or it has at any time heretofore owned or held or may in the future hold as against Peter C. Boylan III arising out of or in any way connected with any transactions, occurrences, acts or omissions or any loss, damage or injury whatever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of said Boylan Releasees committed or omitted after the execution of the Separation and Consulting Agreement and prior to the date of this Supplemental Release.

Dated:  April 1, 2002.                     ___________________________
                                           Peter C. Boylan III

Dated:  April 1, 2002.                    Gemstar-TV-Guide International, Inc.



                                          By _________________________

                                          Its __________________________

                                    EXHIBIT D

                               PETER C. BOYLAN III

                              STOCK OPTION SCHEDULE

--------------------------------------------------------------------------------

   Document   Date of Grant   No. of Options   Exercise Price   Expiration Date
--------------------------------------------------------------------------------
NQSO            10-18-94         474,539         $3.90          10-17-2004
--------------------------------------------------------------------------------
NQSO             4-24-96         348,159          8.66          4-23-2006
--------------------------------------------------------------------------------
NQSQ              5-1-97         226,111          6.00          4-30-2007
--------------------------------------------------------------------------------
NQSO              2-9-98         262,920         12.65          2-08-2008
--------------------------------------------------------------------------------
ISO               3-1-99          21,028         19.02          2-28-2009
--------------------------------------------------------------------------------
NQSO              3-1-99         373,348         19.02          2-28-2009
--------------------------------------------------------------------------------
NQSO              3-1-99               4         19.02          2-28-2009
--------------------------------------------------------------------------------
ISO              10-1-99           5,992         33.37          9-30-2009
--------------------------------------------------------------------------------
NQSO             10-1-99         994,008         33.37          9-30-2009
================================================================================
                               2,706,109
--------------------------------------------------------------------------------

Incentive Stock Option ("ISO")
Non-Qualified Stock Option ("NQSO")

                                                                    CONFIDENTIAL
                                                                    ------------

                                    EXHIBIT E

                                 NONCOMPETITION

EchoStar Technologies Corp.

EchoStar Communications Corporation

EchoStar Satellite Corp.

Thomson Multimedia, Inc.

Scientific-Atlanta, Inc.

Pioneer Corporation

Pioneer Digital Technologies, Inc.

Pioneer North America, Inc.

Pioneer New Media Technologies, Inc.

TiVo, Inc.

SCI Systems, Inc.

                                                                    CONFIDENTIAL
                                                                    ------------

                                    EXHIBIT F

                    FORM OF COMPENSATION COMMITTEE RESOLUTION

         The Committee hereby approves any proposed transfer of options by Peter
C. Boylan III ("Boylan") under Section 7.2(e) of the TVG Equity Incentive Plan (the "Plan") to any permitted transferee under Section 7.2(e) provided that any such proposed transfer by Boylan is consistent with the Company's reliance on a form S-8 registration statement with respect to the issuance of securities upon the exercise of such options.

                                                                    CONFIDENTIAL
                                                                    ------------

                                    EXHIBIT G

                                AGREED STATEMENT

        1. Peter C. Boylan III has resigned as officer, director, and member of the Office of the Chief Executive Officer of Gemstar-TV Guide International, Inc., effective April 1st as we approach the 2nd anniversary of the merger between TV Guide, Inc., and GMST.

        2. It is with mixed emotions that Boylan resigns after approximately 8 years helping build the company into what it is today.

        3. Boylan is very proud of his accomplishments in the two short years post closing, including but not limited to, signing the MOT agreement, over 125 long term IPG licensing agreements with MSO's including Charter, Comast, Shaw, and Adlephia. Additionally, the company is extremely well positioned with TV Games Network and its Nielson JV. Boylan is confident that this foundation will allow GMST to prosper in the future.

        4. Boylan looks forward to spending more time with his family and will announce his next steps at some point in the future.

        5. Boylan will remain a consultant to Dr. Yuen during this important transition.

        6. Boylan remains confident in GMST's future and in particular the strength of its IPG patent portfolio.

                                                                    CONFIDENTIAL
                                                                    ------------

                                    EXHIBIT H

                               PETER C. BOYLAN III
                                  SERP SCHEDULE

  COMPENSATION                     BOYLAN DEFERRAL  COMPANY 4% MATCH
  Salary Difference 3/00-2/28/01      $  175,250     $ 7,010
  Salary Difference 3/01-3/31/02      $  189,854     $ 7,594
  2001 Bonus                          $  300,000     $12,000
  2002 Pro-rated Bonus                $  118,750     $ 4,750
  Accrued But Unused Vacation         $  656,364     $26,255
  TOTAL                               $1,440,218     $57,609          $1,497,827

                                      H-1